Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8
(No. 333-235692) and Form F-3 (Nos. 333-251055, 333-245703 and 333-251065) of Liminal BioSciences Inc. of our report dated March 17, 2022 relating to the consolidated financial statements of Liminal BioSciences Inc., which appears in this Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada

March 17, 2022

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.